UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under § 240.14a-12

The Timken Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒   No fee required

☐   Fee paid previously with preliminary materials

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE TIMKEN COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2023

Notice of Annual Meeting of Shareholders

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The 2023 Annual Meeting of Shareholders of The Timken Company will be held on Friday, May 5, 2023, at 10:00 a.m. local time, in an online-only format, with attendance via the internet, at http://www.cesonlineservices.com/tkr23_vm.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

•	Election of eleven Directors to serve for a term of one year: Maria A. Crowe, Elizabeth A. Harrell, Richard G. Kyle, Sarah C. Lauber, John A. Luke, Jr., Christopher L. Mapes, James F. Palmer, Ajita G. Rajendra, Frank C. Sullivan, John M. Timken, Jr., and Ward J. Timken, Jr.
•	Approval, on an advisory basis, of our named executive officer compensation.
•	Recommendation, on an advisory basis, of the frequency (every 1, 2 or 3 years) of the shareholder advisory vote on named executive officer compensation.
•	Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2023.
•	Approval of amendments to our Amended Articles of Incorporation and Amended Regulations to reduce certain shareholder voting requirement thresholds.
•	Consideration of a shareholder proposal requesting our Board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends that shareholders vote FOR all of the nominees, FOR approval, on an advisory basis, of our named executive officer compensation, FOR choice 1 - every year on the frequency of the shareholder advisory vote on named executive officer compensation, FOR ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2023, FOR approval of amendments to our Articles of Incorporation and Code of Regulations to reduce certain shareholder voting requirement thresholds and AGAINST a shareholder proposal requesting our Board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to cast your vote on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents can be viewed at: www.ViewMaterial.com/TKR

•	2022 Annual Report
•	2023 Proxy Statement

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2023 to facilitate timely delivery.

You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or
2.	Access the website, www.SendMaterial.com, and follow the instructions provided, or
3.	Send us an email at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

To vote your shares, you can attend the Annual Meeting of Shareholders and vote in person or you can:
1.	Go to www.ViewMaterial.com/TKR
2.	Click on the icon to vote your shares.
3.	Enter the 11-digit Control Number (located by the arrow in the box above).
4.	Follow the instructions to record your vote.
You will be able to vote until 6:00 a.m. on May 5, 2023.